Exhibit 99.1

Ixia Announces Second Quarter 2012 Results

Achieves Record Revenue of $92.3 Million

CALABASAS, CA, July 26, 2012 — Ixia (Nasdaq:XXIA) today reported its financial results for the second quarter ended June 30, 2012.

Total revenue for the 2012 second quarter was $92.3 million, compared with $69.0 million reported for the 2011 second quarter and $85.6 million reported for the 2012 first quarter. Second quarter 2012 revenue includes approximately $3.9 million attributable to the recently acquired Anue Systems, Inc. for the period following the June 1, 2012 closing date.

On a GAAP basis, the company recorded net income for the 2012 second quarter of $26.9 million, or $0.33 per diluted share, compared with net income of $0.5 million, or $0.01 per diluted share, for the 2011 second quarter. GAAP results for the second quarter of 2012 include a tax benefit of approximately $22.6 million, or $0.27 per diluted share, for the reversal of valuation allowances related to deferred tax assets.

Non-GAAP net income for the 2012 second quarter was a record $14.0 million, or $0.18 per diluted share, compared with non-GAAP net income of $5.8 million, or $0.08 per diluted share, for the 2011 second quarter. Non-GAAP results exclude the above mentioned valuation allowance reversal related to deferred tax assets.

Additional non-GAAP information and a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures for the three and six months ended June 30, 2012 and 2011 may be found in the attached financial tables.

“Our solid second quarter results were driven by healthy demand for our high-speed Ethernet, LTE and Wi-Fi products,” commented Vic Alston, Ixia’s president and chief executive officer. “We are very pleased with the momentum of our organic business — on a standalone basis we generated record revenue and non-GAAP operating profit in the quarter.”

Alston continued, “Over the past three months, with the acquisition of Anue Systems and the pending acquisition of BreakingPoint Systems, we have taken decisive measures to strategically invest in the fast growing network visibility and security markets. We are creating a powerful solution for managing scale, performance and security across networks and applications from the lab into the live network. Looking forward, while there is some uncertainty about the global economic environment in the near term, we believe the combination of Ixia’s strong financial model and these new high-growth addressable markets should deliver positive results to our investors.”

Ixia ended the second quarter with approximately $287 million in cash and investments, compared with $422 million at March 31, 2012. The cash and investments balance at the end of the second quarter 2012, reflects the $152 million purchase price of Anue Systems, Inc. on June 1, 2012.

Conference Call and Webcast Information

Ixia will host a conference call today, at 5:00 p.m., Eastern time, for analysts and investors to discuss its 2012 second quarter results and its business outlook for the 2012 third quarter. Open to the public, investors may access the call by dialing (678) 825-8347. A live webcast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s web site (www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for 90 days.

Non-GAAP Information

To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (e.g., non-GAAP cost of revenues, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP income tax expense, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash and/or non-recurring income and expense items such as proceeds and expenses from certain legal and contractual settlements, stock-based compensation expenses, acquisition and other related costs, the amortization of acquisition-related intangible assets, and the related income tax effects of these items, as well as the income tax impacts of the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period and/or that we believe are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in the attached financial tables.

About Ixia

Ixia provides the industry’s most comprehensive converged IP network validation and network visibility solutions. Equipment manufacturers, service providers, enterprises, and government agencies use Ixia’s solutions to design, verify, and monitor a broad range of wired, Wi-Fi, and 3G/LTE equipment and networks. Ixia’s test solutions emulate realistic media-rich traffic and network conditions so that customers can optimize and validate the design, performance, and security of their pre-deployment networks. Ixia’s intelligent network visibility platforms provide clarity into physical and virtual production networks for improved performance, security, resiliency, and application delivery of cloud, data center, and service provider networks. For more information, visit www.ixiacom.com.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995:

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding the pending acquisition of BreakingPoint Systems, growth, profitability, financial performance and future business. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include the risk that the conditions to the closing of our acquisition of BreakingPoint will not be met or that the anticipated benefits and synergies of the proposed acquisition of BreakingPoint or our recent acquisition of Anue Systems, Inc. will not be realized, changes in the global economy, competition, consistency of orders from significant customers, our success in developing and producing new products, market acceptance of our products, war, terrorism, political unrest, natural disasters and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain and/or impact the delivery of our products. Such factors also include those identified in our Annual Report on Form 10-K for the year ended December 31, 2011, and in our other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Contact:

The Blueshirt Group

Investor Relations

Maria Riley 415-217-7722

or

Tom Miller, Chief Financial Officer

Dir: 818-444-2325

tmiller@ixiacom.com

IXIA

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$45,396	$42,729
Short-term investments in marketable securities	96,458	156,684
Accounts receivable, net	71,521	65,357
Inventories	33,153	27,239
Prepaid expenses and other current assets	18,819	12,700

Total current assets	265,347	304,709

Investments in marketable securities	144,924	185,608
Property and equipment, net	27,313	25,060
Intangible assets, net	111,829	46,028
Goodwill	156,885	66,429
Other assets	5,800	6,633

Total assets	$712,098	$634,467

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$9,320	$5,005
Accrued expenses	35,208	27,301
Deferred revenues	51,306	40,963
Income taxes payable	861	895

Total current liabilities	96,695	74,164

Deferred revenues	11,218	10,092
Other liabilities	9,032	5,849
Convertible senior notes	200,000	200,000

Total liabilities	316,945	290,105

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at June 30, 2012 and December 31, 2011; 71,889 and 70,240 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	142,914	132,330
Additional paid-in capital	154,521	145,840
Retained earnings	95,194	63,962
Accumulated other comprehensive income	2,524	2,230

Total shareholders’ equity	395,153	344,362

Total liabilities and shareholders’ equity	$712,098	$634,467

IXIA

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Revenues:
Products	$75,938	$54,992	$144,981	$119,919
Services	16,405	13,981	33,005	27,515

Total revenues	92,343	68,973	177,986	147,434

Costs and operating expenses:(1)
Cost of revenues – products	14,220	13,014	29,002	27,035
Cost of revenues – services	2,730	1,631	4,860	3,109
Research and development	22,546	18,545	43,397	37,064
Sales and marketing	24,556	21,210	49,163	44,128
General and administrative	11,090	8,074	22,606	16,472
Amortization of intangible assets	5,358	3,789	9,403	7,479
Acquisition and other related	3,739	474	4,164	474

Total costs and operating expenses	84,239	66,737	162,595	135,761

Income from operations	8,104	2,236	15,391	11,673
Interest income and other, net	602	253	712	791
Interest expense	(1,800)	(1,800)	(3,600)	(3,600)

Income before income taxes	6,906	689	12,503	8,864
Income tax (benefit) expense	(19,944)	235	(18,729)	1,301

Net income	$26,850	$454	$31,232	$7,563

Earnings per share:
Basic	$0.38	$0.01	$0.44	$0.11
Diluted	$0.33	$0.01	$0.40	$0.11

Weighted average number of common and common equivalent shares outstanding:
Basic	71,579	69,156	71,079	68,643
Diluted	83,803	71,885	83,508	71,628

(1) Stock-based compensation included in:
Cost of revenues – products	$75	$112	$171	$248
Cost of revenues – services	29	43	66	94
Research and development	945	1,082	2,224	2,456
Sales and marketing	911	826	1,934	1,867
General and administrative	1,809	1,183	3,475	2,442

IXIA

Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures

(in thousands, except percentages and per share data)

(unaudited)

	Three months ended June 30,
	2012		2011
	Amount ($)	% Total Revenues	Amount ($)	% Total Revenues
Total revenues	$92,343	100%	$68,973	100%

Total cost of revenues – GAAP	$16,950	18.4%	$14,645	21.2%
Stock-based compensation(a)	(104)	-0.2%	(155)	-0.2%

Total cost of revenues – Non-GAAP	$16,846	18.2%	$14,490	21.0%

Operating expenses – GAAP	$67,289	72.9%	$52,092	75.5%
Amortization of intangible assets(b)	(5,358)	-5.8%	(3,789)	-5.5%
Acquisition and other related(c)	(3,739)	-4.0%	(474)	-0.7%
Stock-based compensation(a)	(3,665)	-4.1%	(3,091)	-4.4%
Legal, contract settlements and other(d)	(401)	-0.4%	—	—

Operating expenses – Non-GAAP	$54,126	58.6%	$44,738	64.9%

Operating margin – GAAP	$8,104	8.8%	$2,236	3.2%
Amortization of intangible assets(b)	5,358	5.8%	3,789	5.5%
Acquisition and other related(c)	3,739	4.0%	474	0.7%
Stock-based compensation(a)	3,769	4.1%	3,246	4.7%
Legal, contract settlements and other(d)	401	0.4%	—	—

Operating margin – Non-GAAP	$21,371	23.1%	$9,745	14.1%

Income tax (benefit) expense – GAAP	$(19,944)	-21.6%	$235	0.3%
Effect of reconciling items(e)	26,093	28.3%	2,133	3.1%

Income tax expense – Non-GAAP	$6,149	6.7%	$2,368	3.4%

Net income – GAAP	$26,850	29.1%	$454	0.7%
Effect of reconciling items(f)	(12,826)	-13.9%	5,376	7.8%

Net income – Non-GAAP	$14,024	15.2%	$5,830	8.5%

Diluted earnings per share – GAAP	$0.33		$0.01
Effect of reconciling items(g)	(0.15)		0.07

Diluted earnings per share – Non-GAAP	$0.18		$0.08

(a)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(b)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product line, and VeriWave, Inc. and our recent acquisition of Anue Systems, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration related costs such as success-based banking fees, professional fees for legal, accounting and tax services, integration related consulting fees, certain employee, facility and infrastructure transition costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.
(d)	This reconciling item represents a one-time charge of $401,000 recorded in the second quarter of 2012 to settle a legal matter. We believe that by excluding this one-time charge, we provide our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(e)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c) and (d) as well as changes in the valuation allowance relating to the company’s deferred tax assets, which included a $22.6 million partial release of our valuation allowance in the second quarter of 2012.
(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c) and (d), net of tax.
(g)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c) and (d), net of tax, on a diluted per share basis.

IXIA

Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures

(in thousands, except percentages and per share data)

(unaudited)

	Six months ended June 30,
	2012		2011
	Amount ($)	% Total Revenues	Amount ($)	% Total Revenues
Total revenues	$177,986	100%	$147,434	100%

Total cost of revenues – GAAP	$33,862	19.0%	$30,144	20.4%
Stock-based compensation(a)	(237)	-0.1%	(342)	-0.2%

Total cost of revenues – Non-GAAP	$33,625	18.9%	$29,802	20.2%

Operating expenses – GAAP	$128,733	72.3%	$105,617	71.6%
Amortization of intangible assets(b)	(9,403)	-5.3%	(7,479)	-5.1%
Acquisition and other related(c)	(4,164)	-2.3%	(474)	-0.3%
Stock-based compensation(a)	(7,633)	-4.3%	(6,765)	-4.6%
Legal, contract settlements and other(d)	(2,083)	-1.2%	(900)	-0.6%

Operating expenses – Non-GAAP	$105,450	59.2%	$89,999	61.0%

Operating margin – GAAP	$15,391	8.6%	$11,673	7.9%
Amortization of intangible assets(b)	9,403	5.3%	7,479	5.1%
Acquisition and other related(c)	4,164	2.3%	474	0.3%
Stock-based compensation(a)	7,870	4.5%	7,107	4.8%
Legal, contract settlements and other(d)	2,083	1.2%	900	0.6%

Operating margin – Non-GAAP	$38,911	21.9%	$27,633	18.7%

Income tax (benefit) expense – GAAP	$(18,729)	-10.5%	$1,301	0.9%
Effect of reconciling items(e)	29,304	16.4%	5,524	3.7%

Income tax expense – Non-GAAP	$10,575	5.9%	$6,825	4.6%

Net income – GAAP	$31,232	17.5%	$7,563	5.1%
Effect of reconciling items(f)	(5,784)	-3.2%	10,436	7.1%

Net income – Non-GAAP	$25,448	14.3%	$17,999	12.2%

Diluted earnings per share – GAAP	$0.40		$0.11
Effect of reconciling items(g)(h)	(0.07)		0.14

Diluted earnings per share – Non-GAAP	$0.33		$0.25

(a)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(b)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product line, and VeriWave, Inc. and our recent acquisition of Anue Systems, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration related costs such as success-based banking fees, professional fees for legal, accounting and tax services, integration related consulting fees, certain employee, facility and infrastructure transition costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.
(d)	This reconciling item represents a one-time charge of $900,000 incurred in the first quarter of 2011 to terminate and settle a development contract, a one-time transition charge of $1.7 million incurred in the first quarter of 2012 in connection with the previously announced departure of our former CEO and a one-time charge of $401,000 incurred in the second quarter of 2012 to settle a legal matter. We believe that by excluding these charges, we provide our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(e)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c) and (d) as well as changes in the valuation allowance relating to the company’s deferred tax assets, which included a $22.6 million partial release of our valuation allowance in the second quarter of 2012.
(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c) and (d), net of tax.
(g)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c) and (d), net of tax, on a diluted per share basis.
(h)	This reconciling item for the six months ended June 30, 2011 non-GAAP diluted earnings per share calculation includes the impact of the convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.